GOOSEHEAD INSURANCE, INC. ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2025 RESULTS
– Total Revenue Increased 16% and Core Revenue* Grew 16% over the prior year –
– 2025 Net Income of $44.5 million versus $49.1 million in 2024 –
– Adjusted EBITDA* in 2025 up 14% to $113.6 million –
– Repurchased $81.7 million of shares for the year at an average price of $80.60 –
– Share Repurchase Authorization expanded by $180.0 million through May 1, 2027 –
– Louis Goldberg elected to Board of Directors –

WESTLAKE, TEXAS – February 17, 2026 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the fourth quarter and year ended December 31, 2025.

Fourth Quarter 2025 Highlights
•Total Revenues grew 12% over the prior-year period to $105.3 million in the fourth quarter of 2025
•Fourth quarter Core Revenues* of $78.2 million increased 15% over the prior-year period
•Fourth quarter net income of $20.8 million decreased from net income of $23.8 million a year ago.
•EPS of $0.50 per share decreased 17% and Adjusted EPS* of $0.64 per share decreased 18%, over the prior-year period
•Net income margin for the fourth quarter was 20%
•Adjusted EBITDA* of $39.2 million increased 5% from $37.4 million in the prior-year period
•Adjusted EBITDA Margin* decreased 3 percentage points over the prior-year period to 37%
•Total written premiums placed for the fourth quarter increased 13% over the prior-year period to $1.1 billion
•Policies in force grew 14% from the prior-year period to approximately 1,900,000
•Corporate agent headcount of 489 increased 17% compared to the prior-year period
•Total franchise producers of 2,113 increased 1% from the prior-year period

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“Goosehead has now delivered the United States' first end-to-end comparative insurance digital buying experience. Our Digital Agent 2.0 platform is now live in Texas with multiple auto carriers, and multiple home insurance carriers in active implementation.” stated Mark Miller, President and CEO. "During 2025, we made massive strides on the hardest challenges in digital binding and are now set up to rapidly expand our product and geographic coverage. These capabilities can only exist with deep relationships and trust with the carriers, complex integrations with underwriter backend systems, and a high-scale service organization that can handle the complexity of hundreds of carriers with multiple product lines. We also deployed AI in ways that drive real value in our service department to enhance the client experience and improve our service cost efficiency. I am pleased with our strong growth and profitability in 2025, but I am really excited about the future as we expand our competitive moat, leveraging our proprietary data and AI capabilities to maximize value creation for our carrier partners, agents, and clients. We are the company defining how AI will reshape personal lines distribution.”

Fourth Quarter 2025 Results
For the fourth quarter of 2025, revenues were $105.3 million, an increase of 12% compared to the corresponding period in 2024. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other franchise revenues, were $78.2 million, a 15% increase from $68.0 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was primarily driven by strong client retention of 85% and rising premium rates as well as increases in both the number of corporate and franchise agents and productivity per agency. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 13% in the fourth quarter compared to the corresponding period in prior year.

Total operating expenses for the fourth quarter of 2025 were $74.4 million, up from $66.1 million in the prior-year period. Total operating expenses, excluding equity-based compensation, depreciation and amortization, impairment and other gains and losses* for the fourth quarter of 2025 were $66.0 million, up 17% from $56.5 million in the prior-year period. Employee compensation and benefits increased to $48.9 million from $45.0 million in the prior-year period. Employee compensation and benefits, excluding equity-based compensation* increased to $43.4 million from $38.2 million in the prior-year period. The increases were primarily due to investments in corporate producers and our service and technology functions. Equity-based compensation decreased to $5.5 million for the period, compared to $6.9 million in the prior-year period. General and administrative expenses increased to $22.1 million from $17.8 million in the prior-year period. General and administrative expenses, excluding impairment and other gains and losses*, increased to $22.3 million from $17.8 million primarily due to investments in technology and systems to drive growth and continue to improve the client experience. Bad debt expense of $0.4 million decreased from $0.6 million .

Net income in the fourth quarter of 2025 was $20.8 million versus net income of $23.8 million in the prior-year period. Earnings per share and Net Income Margin for the fourth quarter of 2025 were $0.50 and 20%, respectively. Adjusted EPS for the fourth quarter of 2025, which excludes equity-based compensation, impairment expense, and other gains and losses, was $0.64 per share. Total Adjusted EBITDA was $39.2 million for the fourth quarter of 2025 compared to $37.4 million in the prior-year period. Adjusted EBITDA Margin of 37% decreased 3 percentage points in the quarter.
*Total operating expenses, excluding equity-based compensation, depreciation and amortization, impairment and other gains and losses; Employee compensation and benefits, excluding equity-based compensation; and General and administrative expenses, excluding impairment and other gains and losses are non- GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to
GAAP” below.

Liquidity and Capital Resources
As of December 31, 2025, the Company had cash and cash equivalents of $34.4 million. We had an unused line of credit of $75.0 million as of December 31, 2025. Total outstanding term note payable balance was $298.5 million as of December 31, 2025. During the quarter ended December 31, 2025, the Company repurchased and retired 323 thousand shares at an average share price of $69.79. As of December 31, 2025, $18.3 million remained available under the share repurchase authorization.

On February 17, 2026, the Company’s board of directors extended the Company’s share repurchase program, increasing the authorization by $180.0 million and extending the program through May 1, 2027. The share repurchase program does not require the Company to acquire any dollar amount or number of shares and may be modified, suspended, or discontinued at any time.

2026 Outlook
Our guidance for the full year 2026 is as follows:
•Total revenues are expected to grow organically between 10% and 19%.
•Total written premiums are expected grow between 12% and 20%.

Board of Directors Updates
Goosehead announces the election of Louis Goldberg to its Board of Directors, effective February 18, 2026. Mr. Goldberg will also serve as a member of the Nominating and Governance Committee. He brings over 28 years of experience as a former senior partner and a leader of the board advisory practice at Davis Polk, a leading U.S. and international law firm based in New York.

Mr. Goldberg has been a principal advisor to many industry-leading corporations around the world on their most challenging board and corporate matters. His extensive experience in understanding business transactions and markets, public company disclosure, and corporate governance positions him as an ideal advisor to Goosehead’s leadership team.

“We are excited to welcome Louis to the Goosehead Board,” said Mark E. Jones, Co-Founder and Executive Chairman of Goosehead. “Louis brings decades of board advisory insights and seasoned leadership to our Board, along with a strong understanding of Goosehead’s model and our mission. His deep corporate governance experience, spanning across multiple industries and geographies, provides a global perspective that will be instrumental as we pursue sustained growth and focus on meaningful value creation for shareholders.”

“Louis’s expertise is highly complementary to our existing Board skills,” said Mark K. Miller, President and Chief Executive Officer of Goosehead. “We are confident he will bring valuable perspectives to support Goosehead’s operational initiatives and drive profitable growth.”

“I am honored to join Goosehead’s Board,” said Mr. Goldberg. “I look forward to leveraging my experience to advance the Company’s strategic objectives and to position Goosehead as the top distributor of personal lines insurance in the U.S. in its founder’s lifetime.”

Mr. Goldberg holds a B.Bus.Sci LLB degree (Magna Cum Laude) from the University of Cape Town, South Africa, and an LLM (First Class honors) from Cambridge University in the United Kingdom. He was recognized by Forbes as one of America’s Top Lawyers in 2025, and by

American Lawyer as “Dealmaker of the Year” for 2024. In his spare time, Mr. Goldberg is an Ironman triathlete.

Additionally, Goosehead announced that with Thomas McConnon’s term as a director expiring in 2026, he has elected to roll off from Goosehead’s Board, effective February 18, 2026, as he focuses his efforts on managing Whitebark Investors LP. Mr. McConnon was appointed to the Board in February 2022 and was a valuable member throughout his tenure. Goosehead thanks Tom for his dedication and contributions over the past four years and wishes him the best in his future endeavors.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contacts:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;
Maddie Middleton
Goosehead Insurance - Senior Director of Investor Relations
Phone: (972) 800-1993
Email: madeline.middleton@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Commissions and agency fees	$53,433	$50,277	$155,386	$139,059
Franchise revenues	51,685	43,438	209,248	174,514
Interest income	140	207	670	932
Total revenues	105,258	93,922	365,304	314,505
Operating Expenses:
Employee compensation and benefits	48,917	45,044	196,364	172,942
General and administrative expenses	22,063	17,833	81,379	67,069
Bad debts	385	556	1,842	2,901
Depreciation and amortization	2,995	2,639	11,270	10,453
Total operating expenses	74,360	66,072	290,855	253,365
Income from operations	30,898	27,850	74,449	61,140
Other Income:
Interest expense	(5,693)	(1,810)	(23,793)	(7,339)
Other income (expense)	(582)	(1,359)	192	(7,101)
Income before taxes	24,623	24,681	50,848	46,700
Tax expense (benefit)	3,791	859	6,397	(2,413)
Net Income	20,832	23,822	44,451	49,113
Less: net income attributable to noncontrolling interests	8,401	8,967	16,620	18,687
Net Income attributable to Goosehead Insurance, Inc.	$12,431	$14,855	$27,831	$30,426
Earnings per share:
Basic	$0.50	$0.60	$1.11	$1.23
Diluted	$0.48	$0.57	$1.04	$1.16
Weighted average shares of Class A common stock outstanding:
Basic	24,743	24,562	24,975	24,657
Diluted	37,323	38,399	38,103	38,301

Goosehead Insurance, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Core Revenue:
Renewal Commissions(1)	$18,879	$18,171	$78,621	$74,938
Renewal Royalty Fees(2)	42,455	34,990	170,767	138,942
New Business Commissions(1)	7,145	5,997	27,985	24,608
New Business Royalty Fees(2)	7,129	6,725	30,153	27,122
Agency Fees(1)	2,543	2,091	10,404	8,127
Total Core Revenue	78,151	67,974	317,930	273,737
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,625	1,332	5,594	6,620
Interest Income	140	207	670	932
Total Cost Recovery Revenue	1,765	1,539	6,264	7,552
Ancillary Revenue:
Contingent Commissions(1)	24,866	24,018	38,376	31,385
Other Franchise Revenues(2)	476	391	2,734	1,831
Total Ancillary Revenue	25,342	24,409	41,110	33,216
Total Revenues	105,258	93,922	365,304	314,505
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	43,382	38,155	172,989	144,971
General and administrative expenses, excluding impairment	22,252	17,833	76,874	66,723
Bad debts	385	556	1,842	2,901
Total	66,019	56,544	251,705	214,594
Adjusted EBITDA	39,239	37,378	113,599	99,911
Adjusted EBITDA Margin	37%	40%	31%	32%

Interest expense	(5,693)	(1,810)	(23,793)	(7,339)
Depreciation and amortization	(2,995)	(2,639)	(11,270)	(10,453)
Tax (expense) benefit	(3,791)	(859)	(6,397)	2,413
Equity-based compensation	(5,535)	(6,889)	(23,375)	(27,971)
Impairment and other gains and losses	189	—	(4,505)	(347)
Other Income (expense)	(582)	(1,359)	192	(7,101)
Net Income	$20,832	$23,822	$44,451	$49,113
Net Income Margin	20%	25%	12%	16%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated Statements of Operations within Goosehead’s Form 10-K for the twelve months ended December 31, 2025 and 2024.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Consolidated Statements of Operations within Goosehead’s Form 10-K for the twelve months ended December 31, 2025 and 2024.

Goosehead Insurance, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except par value amounts)

	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$34,390	$54,280
Restricted cash	3,547	3,693
Commissions and agency fees receivable, net	36,613	31,375
Receivable from franchisees, net	11,141	11,077
Prepaid expenses	7,552	8,139
Total current assets	93,243	108,564
Receivable from franchisees, net of current portion	2,936	3,469
Property and equipment, net of accumulated depreciation	21,549	24,101
Right-of-use asset	34,087	37,420
Intangible assets, net of accumulated amortization	39,700	25,075
Deferred income taxes, net	216,371	193,478
Other assets	6,978	5,546
Total assets	$414,864	$397,653
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$33,629	$22,891
Premiums payable	3,547	3,693
Lease liability	8,666	6,535
Contract liabilities	3,241	3,275
Note payable	2,993	10,063
Liabilities under tax receivable agreement	6,237	—
Total current liabilities	58,313	46,457
Lease liability, net of current portion	51,168	54,536
Note payable, net of current portion	289,461	82,251
Contract liabilities, net of current portion	13,025	15,191
Liabilities under tax receivable agreement, net of current portion	165,685	160,142
Total liabilities	577,652	358,577
Total equity	(162,788)	39,076
Total liabilities and equity	$414,864	$397,653
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and twelve months ended December 31, 2025 and 2024 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Total Revenues	$105,258	$93,922	$365,304	$314,505

Core Revenue:
Renewal Commissions(1)	$18,879	$18,171	$78,621	$74,938
Renewal Royalty Fees(2)	42,455	34,990	170,767	138,942
New Business Commissions(1)	7,145	5,997	27,985	24,608
New Business Royalty Fees(2)	7,129	6,725	30,153	27,122
Agency Fees(1)	2,543	2,091	10,404	8,127
Total Core Revenue	78,151	67,974	317,930	273,737
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,625	1,332	5,594	6,620
Interest Income	140	207	670	932
Total Cost Recovery Revenue	1,765	1,539	6,264	7,552
Ancillary Revenue:
Contingent Commissions(1)	24,866	24,018	38,376	31,385
Other Franchise Revenues(2)	476	391	2,734	1,831
Total Ancillary Revenue	25,342	24,409	41,110	33,216
Total Revenues	$105,258	$93,922	$365,304	$314,505
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and twelve months ended December 31, 2025 and 2024 (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Income	$20,832	$23,822	$44,451	$49,113
Interest expense	5,693	1,810	23,793	7,339
Depreciation and amortization	2,995	2,639	11,270	10,453
Tax expense (benefit)	3,791	859	6,397	(2,413)
Equity-based compensation	5,535	6,889	23,375	27,971
Impairment and other gains and losses	(189)	—	4,505	347
Other (income) expense	582	1,359	(192)	7,101
Adjusted EBITDA	$39,239	$37,378	$113,599	$99,911
Net Income Margin(1)	20%	25%	12%	16%
Adjusted EBITDA Margin(2)	37%	40%	31%	32%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue: ($20,832/$105,258) and ($23,822/$93,922) for the three months ended December 31, 2025 and 2024, respectively, and ($44,451/$365,304) and ($49,113/$314,505) for the twelve months ended December 31, 2025 and 2024, respectively.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue: ($39,239/$105,258), and ($37,378/$93,922) for the three months ended December 31, 2025 and 2024, respectively, and ($113,599/$365,304), and ($99,911/$314,505) for the twelve months ended December 31, 2025 and 2024, respectively.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and twelve months ended December 31, 2025 and 2024. Note that totals may not sum due to rounding:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Earnings per share - basic (GAAP)	$0.50	$0.60	$1.11	$1.23
Add: equity-based compensation(1)	0.15	0.19	0.63	0.75
Add: impairment and other gains and losses(2)	(0.01)	—	0.12	0.01
Adjusted EPS (non-GAAP)	$0.64	$0.79	$1.86	$1.99
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares: [$5.5 million/(24.7 million + 11.9 million)] for the three months ended December 31, 2025, [$6.9 million/ (24.6 million + 12.7 million)] for the three months ended December 31, 2024, [$23.4 million/(25.0 million + 12.2 million)] for the twelve months ended December 31, 2025, and [$28.0 million/ (24.7 million + 12.7 million)] for the twelve months ended December 31, 2024.
(2) Calculated as impairment and other gains and losses divided by sum of weighted average Class A and Class B shares: [$(0.2) million/(24.7 million + 11.9 million)] for the three months ended December 31, 2025, [$4.5 million/(25.0 million + 12.2 million)] for the twelve months ended December 31, 2025, and [$0.3 million/ (24.7 million + 12.7 million)] for the twelve months ended December 31, 2024. No impairment was recorded for the three months ended December 31, 2024.

Goosehead Insurance, Inc.
Key Performance Indicators

	December 31, 2025	December 31, 2024
Corporate sales agents < 1 year tenured	261	253
Corporate sales agents > 1 year tenured	228	164
Operating franchises < 1 year tenured	87	90
Operating franchises > 1 year tenured	922	1,013
Total Franchise Producers	2,113	2,092
QTD Corporate Agent Productivity < 1 Year (1)	$13,728	$12,787
QTD Corporate Agent Productivity > 1 Year (1)	$22,735	$26,788
QTD Franchise Productivity < 1 Year (2)	$16,101	$17,861
QTD Franchise Productivity > 1 Year (2)	$34,413	$29,089
Policies in Force	1,900,000	1,674,000
Client Retention	85%	84%
Premium Retention	90%	98%
QTD Written Premium (in thousands)	$1,090,130	$965,596
Net Promoter Score ("NPS")	77	89
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agency: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, prior to paying Royalty Fees to the Company, divided by the average number of franchises for the same period.